EXHIBIT 10.2

Baltic Trading Limited
299 Park Avenue, 12th Floor
New York, NY 10171

December 19, 2013

Mr.  John C.  Wobensmith
 Baltic Trading Limited
299 Park Avenue, 12th Floor
New York, NY 10171

Dear Mr.  Wobensmith:

The purpose of this letter is to set forth the agreement (this “Agreement”) with respect to the terms of your employment by Baltic Trading Limited (“Baltic Trading” or the “Company”).  As used in this Agreement, the term “Baltic Trading Group” means and includes the Company and each of its subsidiaries and controlled affiliates and joint ventures from time to time.  It is agreed as follows:

1.            Baltic Trading agrees to employ you and you agree to be employed by Baltic Trading upon the termination of your employment with Genco Shipping & Trading Limited (“Genco”) following a Change in Control, as such term is defined in your employment agreement with Genco dated September 21, 2007 (the “Genco Agreement”) (a “Genco Change in Control”).  In the event of the foregoing, and provided that your employment with Genco terminates within eighteen (18) months of the Genco Change in Control, and subject to the terms and conditions of this Agreement, your employment with Baltic Trading shall commence on a date mutually agreed to by the parties (the “Effective Date”).

2.            Subject to the terms and conditions of this Agreement, your employment with Baltic Trading shall be for an initial term of two (2) years from the Effective Date (the “Term”).  Unless either party provides at least ninety (90) days written notice to the other prior to the expiration of the Term of its intent not to extend this Agreement, the Term shall be automatically extended for a period of one-year, and the same procedure shall apply each year successively.  The terms and conditions of this Agreement shall remain in force during the Term.  Any failure to renew this Agreement on the Company’s part shall be a termination without Cause and the terms of Section 6(c) below shall apply.

3.            During the Term, your titles shall be President and Chief Financial Officer.  You shall report to the Board of Directors of Baltic Trading.  You shall have such specific duties, responsibilities and authority (including without limitation service as an officer, director or equivalent position of any subsidiary, affiliated company or venture of the Baltic Trading Group, without additional compensation) as may be assigned to you by the Board of Directors of Baltic Trading, and in the absence of such assignment, such duties, responsibilities and authority as are customary to your positions.

4.            During your employment, you shall devote your full business time, attention, energy and best efforts to the business and affairs of Baltic Trading (and the members of the Baltic Trading Group to the extent requested pursuant to Section 3 above).  You shall abide by all applicable policies of the Company and the Baltic Trading Group from time to time in effect known to you or provided to you electronically or in writing.  You agree that you shall not engage in or be interested in any capacity in any activity that is contrary to the interest of Baltic Trading, or that is reasonably deemed by Baltic Trading to be harmful to Baltic Trading’s business interests, unless such activity is fully disclosed and approved in writing prior to the undertaking by the Board of Directors of Baltic Trading.  To the extent consistent with your duties and responsibilities hereunder, you may (a) engage in charitable, educational and community affairs, including serving on the board of directors of any charitable, educational or community organization, (b) manage your own passive investments, (c) upon approval of the Board of Directors of the Company or a committee thereof, serve as a director of another company and (d) engage in activities approved by the Board of Directors of the Company.  Notwithstanding anything in this Agreement to the contrary, nothing in this Section 4 shall limit or restrict you from being employed by or performing services for or on behalf of Genco, any of its successors, or their respective subsidiaries, controlled affiliates, or joint ventures from time to time (each of the foregoing a “Genco Entity”).

5.                   (a)            In consideration of your services, you shall be paid an annualized base salary of $500,000 during your employment (“Base Salary”), payable in accordance with Baltic Trading’s normal payroll practices.  Your Base Salary shall be reviewed annually by Baltic Trading’s Compensation Committee, and may be subject to increase, but not decrease, during the Term.

(b)            In addition, you shall be eligible to receive annual discretionary bonus compensation payable in the form of cash or equity, as determined in the sole discretion of the Compensation Committee.  The amount of such bonus, if any, shall be in the Compensation Committee’s sole discretion.  Such bonus shall be paid in the calendar year immediately following the applicable year, and as soon as practicable following the filing of the Form 10-K required by the Securities and Exchange Commission.

(c)            Upon the date this Agreement is executed by you and Baltic Trading (the “Execution Date”), pursuant to a grant agreement in the form of Exhibit A hereto, you shall receive a grant of 100,000 shares of restricted common stock of Baltic Trading under its 2010 Equity Incentive Plan (the “Plan”), which shares shall vest in four (4) equal annual installments over a period of four (4) years, subject to your continued employment by Genco or Baltic Trading at all times from the Execution Date through each such vesting date.

(d)            Upon the Effective Date, pursuant to a grant agreement in the form of Exhibit B hereto, you shall receive an additional grant of restricted common stock of Baltic Trading for a number of shares equal to the lesser of (i) 100,000 or (ii) that number of shares having a fair market value equal to $500,000 as of the Effective Date (the “Subsequent Grant”).  The Subsequent Grant shall vest over a period of four (4) years in four (4) substantially equal annual installments, subject to your continued employment with Baltic Trading at all times from the Effective Date through each such vesting date.  The definitive terms of the restricted stock grants described under subparagraphs (c) and (d) shall be set forth in restricted stock award agreements to be entered into between you and Baltic Trading and subject to the terms of the equity plan pursuant to which such awards are made.

(e)            Upon the Execution Date, the grant agreements pursuant to which any restricted stock awards of Baltic Trading  common stock were made to you on or prior to December 1, 2013 will be amended pursuant to an agreement in the form of Exhibit C hereto.

(f)            You shall be entitled to four (4) weeks paid vacation per calendar year.  You shall also be entitled to employee benefits on the same basis as those benefits are made available to other Baltic Trading employees in comparable positions.  Baltic Trading will also bear the cost, up to $20,000 per annum during the Term, of long-term disability coverage and life insurance for your benefit.

(g)            Baltic Trading will reimburse you, in accordance with its standard policies from time to time in effect, for such reasonable and necessary out-of-pocket business expenses as may be incurred by you during your employment in the performance of your duties and responsibilities for any member of the Baltic Trading Group.  You will provide documentation of such expenses as reasonably required under standard Company policies from time to time.

(h)            Baltic Trading will also reimburse you for reasonable legal fees incurred by you in the negotiation of this Agreement up to $25,000.

(i)            All salary and other payments by Baltic Trading are subject to all required withholdings and such deductions as you may instruct Baltic Trading to take.

6.                   (a)            Baltic Trading may immediately terminate your employment for Cause (as defined herein).  In such event, or if you resign (other than for Good Reason or Disability (as defined below)) or retire as an employee of Baltic Trading, the obligations of Baltic Trading shall cease immediately and you shall not be entitled to any further payments of any kind except for (i) an amount equal to your accrued but unpaid Base Salary through the Termination Date (as defined below in Section 6(e)); (ii) any amounts owing to you but not yet paid, including without limitation, any bonus payments awarded for any performance period that has ended and any business expenses required to be reimbursed under Section 5(g), and (iii) other payments entitlements and benefits, if any, in accordance with applicable plans, programs, arrangements of, or any agreement, including this Agreement, with the Company or any affiliate.  For purposes of this Agreement, Cause shall include:

(i)            any act or failure to act by you involving fraud, material theft or embezzlement;

(ii)            conviction of (or a plea of nolo contendere to) a crime that constitutes a felony or other crime involving moral turpitude, in either case within the meaning of applicable law;

(iii)            in carrying out your duties for the Company, you engage in conduct that constitutes willful gross neglect or willful gross misconduct resulting, in either case, in material economic harm to the Company; or

(iv)            failure or refusal to perform or observe any of your material duties, responsibilities or obligations set forth in this Agreement or your failure to follow the directions of an officer of Baltic Trading to whom you report or of the Board of Directors.

Notwithstanding anything herein to the contrary, your employment shall not be terminated for Cause under Section 6(a)(i), (iii) or (iv) above unless you are given notice by the Company of circumstances constituting the basis for such termination and, if such circumstances are curable, for thirty (30) days after receipt of such notice you have failed to cure them.

(b)            In the event of your death, or termination of your employment due to Disability (as defined below), the Company will pay to you (or your estate or legal representative, as the case may be), your accrued but unpaid Base Salary and vacation earned through the Termination Date and, in a lump sum within thirty (30) days after the Termination Date, an amount equal to the sum of (i) a pro-rata Bonus (as defined below in Section 6(c)) through the Termination Date and (ii) one year’s Base Salary and in the case of Disability, shall directly pay the premium costs for continuation of your and your eligible dependants’ medical, dental, long-term disability and life insurance at the Company’s cost, for a period of twelve (12) months from the Termination Date to the extent available under the Company’s applicable plans or programs and permissible without incurring any penalties or other violations under the Affordable Care Act or other applicable law.  Finally, you (or your estate or legal representative, as the case may be) shall be entitled to any amounts owing to you but not yet paid, including without limitation, any bonus payments awarded for any performance period that has ended and any business expenses required to be reimbursed under Section 5(g) as well as any payments, entitlements and benefits, if any, in accordance with applicable plans, programs, arrangements, or any agreement, including this Agreement, with the Company or any affiliate.

For purposes of this Agreement, “Disability” shall mean that you either (1) are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (2) are, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.  A determination of Disability under clause (1) above will be made by a physician satisfactory to both you and the Company; provided that if you and the Company cannot agree as to a physician, then each will select a physician and these two together will select a third physician, whose determination as to such Disability will be binding on you and the Company.  You, your legal representative or any adult member of your immediate family shall have the right to present to the Company and such physician such information and arguments on your behalf as you or they deem appropriate, including the opinion of your personal physician.

(c)            In the event of your resignation for Good Reason, or in the event that your employment is terminated by Baltic Trading, other than in accordance with Section 6(a) or (b), you shall be entitled to receive (i) your accrued but unpaid Base Salary through the Termination Date, payable within twenty (20) days of the Termination Date; (ii) a lump sum payment equal in amount to double your Base Salary, as determined on the Termination Date, less all deductions and withholdings, payable within twenty (20) days of the Termination Date;

(iii) a lump sum payment equal to double the average of your three (3) prior years’ Annual Incentive Award (or, if applicable, such lesser period that you were employed by the Company) payable within twenty (20) days of your Termination Date and (iv) a pro-rata bonus for the year in which the Termination Date occurs equal to the amount by which (x) the amount determined by multiplying the average Annual Incentive Award granted to you during the three years preceding the year in which the Termination Date occurs (or, if applicable, such lesser period that you were employed by the Company) by a fraction, the numerator of which is the number of days you were employed by the Company during the year of termination and the denominator of which is 365 exceeds (y) the value of any Annual Incentive Award granted or paid to you in respect of the year of termination (“Pro-rata Bonus”), payable within twenty (20) days of your Termination Date.  For purposes of this Agreement, “Annual Incentive Award” for any year shall mean the cash bonus earned by you for such year, including any amounts deferred.  In addition, with respect to a termination of your employment by you for Good Reason or by the Company without Cause (other than due to your death or Disability) upon or within two years of a Baltic Trading Change in Control (as defined in Section 7), your Annual Incentive Award for the year in which the termination occurs shall also include the value on the date of grant of any equity awards granted to you for such year (other than the equity award described under Section 5(c)), which for stock options shall be the Black-Scholes value.  In addition, you shall be entitled to any amounts owing to you but not yet paid, including without limitation, any bonus payments awarded for any performance period that has ended and any business expenses required to be reimbursed under Section 5(g), as well as any other payments, entitlements and benefits, if any, in accordance with applicable plans, programs, arrangements of, or any agreement, including this Agreement, with the Company or any affiliate, payable within twenty (20) days of your Termination Date.  Additionally, Baltic Trading shall provide you with coverages under any Baltic Trading Group medical, dental, long-term disability or life insurance benefit plan or program in which you participated immediately prior to such termination or any replacement plan or program for a period of 12 months following the Termination Date (so long as such coverage is available under the Company’s applicable plans or programs and permissible without incurring any penalties or other violations under the Affordable Care Act or other applicable law).

(d)            Your resignation shall be deemed to be for “Good Reason” if the Company: (i) materially diminishes your authority, duties or responsibilities; (ii) materially diminishes your annualized Base Salary below $500,000 during the Term; (iii) materially changes the location of your office and such new location is outside of the borough of Manhattan in New York, New York; or (iv) materially breaches this Agreement.  You will give the Company written notice of your intention to terminate your employment within thirty (30) days of the occurrence of any event constituting Good Reason, and the Company shall have thirty (30) days from the receipt of such notice to cure such event.  Your termination of employment on account of such event must be effective no later than thirty (30) days after the expiration of such cure period.

(e)            For purposes of this Agreement, “Termination Date” shall mean: (i) if your employment is terminated by Baltic Trading for Cause, the date of the notice of termination from the Company, provided that if the termination is for Cause pursuant to Section 6(a)(i), (iii) or (iv) of the definition of Cause, then the Termination Date shall be the date on which the applicable cure period lapses if you have not cured; (ii) if your employment is terminated by the Company without Cause or by you without Good Reason (other than for Disability), the date set forth in the notice of termination (which no event shall be earlier than the date such notice is effective nor later than the date of “separation from service” for purposes of Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”); (iii) if your employment is terminated by reason of death, the date of death; (iv) if your employment is terminated upon Disability, 30 days after notice is given by the Company; and (v) if your employment is terminated by you for Good Reason, upon your termination of employment in accordance with Section 6(d) (which date shall not be later than the date of “separation from service” for purposes of Section 409A of the Code).

7.                   (a)            Notwithstanding anything in this Agreement to the contrary, if (i) a Baltic Trading Change in Control occurs; and (ii) upon the Baltic Trading Change in Control or within 2 years thereafter you terminate your employment for Good Reason as defined above or the Company terminates your employment without Cause, you shall be entitled to all the payments, benefits and entitlements as of the Termination Date as set forth in Section 6(c) provided that the multiple in Section 6(c)(ii) and (iii) shall be triple (not double).

For purposes of this Agreement, the term “Baltic Trading Change in Control” shall mean the occurrence of any of the following:

(i)            any person or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “1934 Act”) (as to (A) below other than Genco or its subsidiaries other than the Company and its subsidiaries or Peter C. Georgiopoulos), acquiring “beneficial ownership” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of (A) thirty percent (30%) or more of the aggregate voting power of the capital stock ordinarily entitled to elect directors of Baltic Trading within a 12-month period or  fifty percent (50%) or more of the aggregate voting power or of the shares of the capital stock ordinarily entitled to elect directors of Baltic Trading or (B) eighty percent (80%) or more of the shares of the capital stock ordinarily entitled to elect directors of Baltic Trading; or

(ii)            the sale of (A) all or substantially all of Baltic Trading’s assets or (B) 80% or more of Baltic Trading’s assets,  in either case on a consolidated basis and in one or more related transactions within a 12-month period to a person other than such a sale to (x) a subsidiary of Baltic Trading which does not involve a change in the equity holdings of Baltic Trading or as to (A) only (y) an entity which Genco or its subsidiaries other than the Company and its subsidiaries or Peter C.  Georgiopoulos directly or indirectly controls; or

(iii)            any merger, consolidation, reorganization or similar event of Baltic Trading or any of its subsidiaries, as a result of which the holders of the voting stock of Baltic Trading immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty percent (50%) of the aggregate voting power of the capital stock of the surviving entity; or

(iv)            a majority of the members of the Board of Directors of Baltic Trading is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of Baltic Trading’s Board of Directors before the date of such appointment or election.

(b)            Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined (as hereafter provided) that any payment, benefit or distribution to you or for your benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto), or any interest or penalties with respect to such excise tax (other than interest or penalties payable solely as a result of action or inaction by you other than any action or inaction which is at the direction of, or results from a determination by, the inaction which is at the direction of, or results from a determination by, the Firm (as defined below) or the Company) (such tax, together with any such interest and penalties, hereafter collectively referred to as the “Excise Tax”), then you shall be entitled to receive an additional payment or payments (a “Gross-Up Payment”) in an amount such that, after payment by you of all taxes including any additions to tax under Code Section 457A (excluding any interest or penalties payable solely as a result of action or inaction by you other than any action or inaction which is at the direction of, or results from a determination by, the Firm or the Company), including any Excise Tax, imposed upon the Gross-Up Payment, you retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments (disregarding any Payments made pursuant to this Section 7(b)).  For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation applicable to individuals as are in effect in the state and locality of your residence in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates.

All determinations required to be made under this Section 7(b), including whether an Excise Tax is payable by you, the amount of such Excise Tax, whether a Gross-Up Payment is required, and the amount of such Gross-Up Payment, shall be made by an independent auditor (the “Firm”) selected by you and reasonably acceptable to the Company.  The Firm shall be a nationally-recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way for the Company or any affiliate thereof.  Either the Company or you may request that a determination be made.  The Firm shall submit its determination and detailed supporting calculations to you and the Company as promptly as practicable.  If the Firm determines that any Excise Tax is payable by you and that a Gross-Up Payment is required, the Company shall pay you the required Gross-Up Payment (i) within thirty (30) days of receipt of such determination and calculations or (ii) if later, upon the earlier of (x) the payment to you of any Payment that gives rise to an Excise Tax or (y) the imposition upon you or payment by you of any Excise Tax.  In no event shall the Gross-Up Payment be paid later than December 31 of the year following the year in which you pay the applicable Excise Tax.  If the Firm determines that no Excise Tax is payable by you, it shall, at the same time it makes such determination, furnish you with an opinion that you have substantial authority not to report any Excise Tax on your federal income tax return.  Any determination by the Firm as to the amount of the Gross-Up Payment shall be binding upon you and the Company.

As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) at the time of the initial determination by the Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an “Underpayment”).  If you thereafter are required to make a payment of any Excise Tax, the Firm shall determine the amount of the Underpayment (if any) that has occurred and submit its determination and detailed supporting calculations to you and the Company as promptly as possible.  Any such Underpayment shall be promptly paid by the Company to you, or for your benefit, within thirty (30) days of receipt of such determination and calculations but in no event later than December 31 of the year following the year in which you pay such Excise Tax.

In the event that the Internal Revenue Service makes any claim, gives notice of any potential claim or institutes a proceeding against you asserting that any Excise Tax or additional Excise Tax is due in respect of the Payments, you shall promptly give the Company notice of any such claim, potential claim or proceeding.  The Company shall have the right to conduct all discussions, negotiations, defenses, actions and proceedings, solely to the extent relating to any Excise Tax payable in respect of the Payments, and you shall cooperate with and assist the Company, at the Company’s expense, in any such discussions, negotiations, defenses, actions and proceedings, to the extent reasonably requested by the Company.  You will not settle any claim or proceeding relating solely to the Excise Tax payable in respect of the Payments without the consent of the Company, which consent shall not be unreasonably withheld.  You shall file, at the Company’s expense, all requests for refunds of the Gross-Up Amount, or any portion thereof, paid to any taxing authority as shall be reasonably requested by the Company and shall pay over to the Company (net of any tax payable thereon) any such refunds, together with any interest thereon, when and as such refunds and interest are received by you.  All fees and expenses for services in connection with the determinations and calculations contemplated by this Section 7(b), including without limitation the reasonable costs of your own counsel, shall be borne by the Company and shall be paid not later than December 31 of the year following the year in which any such audit is completed or there is a final and nonappealable settlement or other resolution.

8.
(a)            Notwithstanding anything to the contrary in Sections 6, 7 or 8 of this Agreement, if you are a “specified employee” of the Company within the meaning of Treasury Regulation Section 1.409A-1(i), any amounts due to be paid to you during the six-month period following the Termination Date (the “Applicable Period”) that cannot be paid to you during the Applicable Period pursuant to Treasury Regulation Section 1.409A-3(i)(2) shall be accumulated and paid to you on the date that is six months and one day following the Termination Date.  In determining whether a payment can be made (or is required to be delayed) pursuant to this Section 8(a), the Company shall take into account any applicable exceptions to Section 409A, including, without limitation, the separation pay plan provisions of Treasury Regulation Section 1.409A-1(b)(9).

(b)            This Agreement is intended to comply with Code Section 409A and Code Section 457A, and the foregoing provisions and any action taken related thereto shall be construed accordingly.

(c)            You shall have no duty to mitigate the amounts payable to you in the event of the termination of your employment under Sections 6 and 7 or any other amounts, benefits or entitlements payable to you hereunder or otherwise, and such amounts, benefits and entitlements shall not be subject to reduction, offset or repayment for any compensation received by you from employment in any capacity or other source following the termination of your employment with Baltic Trading or on account of any claim the Company or any member of the Baltic Trading Group may have against you.

9.                  Within fifteen (15) days after the effective date of a merger, consolidation, sale or similar transaction, Baltic Trading shall obtain in writing from any successor entity an assumption in writing of Baltic Trading’s obligation to perform this Agreement and any other any agreement between you and Baltic Trading.

10.               You represent and warrant as follows:

(a)            You are not in breach of any agreement requiring you to preserve the confidentiality of any information, client lists, trade secrets or other confidential information or any agreement not to compete or interfere with any prior employer, and that neither the execution of this letter nor the performance by you of your obligations hereunder will conflict with, result in a breach of, or constitute a default under, any agreement to which you are a party or to which you may be subject;

(b)            You have not taken and will not take any confidential information from any prior employer and will not use any such information in performing your obligations hereunder, but instead will rely on your generalized knowledge and skill in performing your services hereunder; and

(c)            You are not the subject of any investigation by any prior employer; and you are not a party in any litigation or arbitration proceeding related in any way to your current or prior employment.

11.               The Company represents and warrants that as of the date hereof (i) the execution, delivery and performance of this Agreement by the Company has been fully and validly authorized by all necessary corporate action, (ii) the officer signing this Agreement on behalf of the Company is duly authorized to do so, (iii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Company is a party or by which it is bound and (iv) upon execution and delivery of this Agreement by the parties, it shall be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

12.               All notices and consents required or permitted hereunder will be given in writing.  Notices shall be given by personal delivery; by express delivery via any reputable express courier service; or by registered or certified mail, return receipt requested, postage prepaid, in each case addressed to the parties at the respective addresses set forth above or at such other address as may be designated in writing by either party to the other in the manner set forth herein.  Notices which are delivered personally, or by courier as aforesaid, will be effective on the date of delivery.  Notices delivered by mail will be deemed effectively given upon the fifth calendar day subsequent to the postmark date thereof.

13.                (a)            The Baltic Trading Group owns and has developed and compiled, and will own, develop and compile, certain techniques, information, and materials tangible or intangible, relating to itself, its customers, suppliers and others, which are secret, proprietary and confidential, and which have great value to its business (referred to in this Agreement, collectively, as “Confidential Information”).  Confidential Information shall not in any event include information which (i) was generally known or generally available to the public or within the relevant trade or industry prior to its disclosure to you or (ii) becomes generally known or generally available to the public or within the relevant trade or industry subsequent to disclosure to you other than due to your breach of your obligations.  Confidential Information includes, but is not limited to, information contained in manuals, documents, computer programs, compilations of technical, financial, legal or other data, specifications, designs, business or marketing plans, forecasts, financial information, work in progress, and other technical or business information.

(b)            You acknowledge and agree that in the performance of your duties on behalf of the Baltic Trading Group hereunder or otherwise, the Baltic Trading Group has disclosed and will continue from time to time to disclose to you and entrust you with Confidential Information.  You also acknowledge and agree that the unauthorized disclosure of Confidential Information obtained by you prior to and during your employment, among other things, may be prejudicial to the interests of the Baltic Trading Group’s interests and an improper disclosure of trade secrets.  Unless Baltic Trading otherwise consents, you agree that while you are performing services on behalf of Baltic Trading hereunder or otherwise, and for three years after you cease to perform such services, you shall not, except as otherwise provided herein, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any corporation, partnership, individual or other third party, other than in the ordinary course of your employment or other engagement with Baltic Trading, any Confidential Information.  Anything herein to the contrary notwithstanding, the provisions of this Section 13 shall not apply (x) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order you to disclose or make accessible any information or (y) to the extent reasonably necessary to enforce or defend your rights pursuant to this Agreement or any other agreement between you and Baltic Trading (provided that in the case of clause (x), unless otherwise prohibited by law, you provide the Company with prior notice of the contemplated disclosure and reasonably cooperate with the Company at the Company’s expense in seeking a protective order or other appropriate protection of such information).

(c)            Upon termination of your service with Baltic Trading, you shall not retain or take with you any Confidential Information in a Tangible Form (defined below), and you shall as promptly as possible deliver to Baltic Trading any Confidential Information in a Tangible Form that you then control, as well as all other Baltic Trading Group property, including equipment, documents or other things, that was issued to you or otherwise received or obtained prior to or during your employment with Baltic Trading that you then control.  “Tangible Form” includes information or materials in written or graphic form, on a computer disk or other medium, or otherwise stored in or available through electronic or other form.  Anything herein to the contrary notwithstanding, you shall be entitled to retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, personal correspondence, personal diaries, personal calendars and rolodexes, personal files and phone books, (ii) information showing your compensation or relating to reimbursement of expenses, (iii) information that you reasonably believe may be needed for tax purposes and (iv) copies of plans, programs relating to your employment or other engagement, or termination thereof, with Baltic Trading, provided that you shall provide Baltic Trading with a list and, to the extent related to the Baltic Trading Group’s business, copies of the foregoing upon request (in which event Baltic Trading will keep your confidential personal information confidential in accordance with its customary business practice).

(d)            Notwithstanding anything in this Agreement to the contrary, nothing in this Section 13 shall limit or restrict you from being employed by or performing services for or on behalf of any Genco Entity.

(e)            The provisions of this Section 13 shall survive the termination of this Agreement.

14.            As part of the consideration for the compensation and benefits paid to you under this Agreement; and to protect the confidential and proprietary information that will be disclosed and entrusted to you, the business good will of the Baltic Trading Group that exists and will be developed, and the business opportunities that will be disclosed or entrusted to you by the Baltic Trading Group; and as an additional incentive for Baltic Trading to enter into this Agreement, the parties agree as follows:

(a)            During the period in which you are performing services for Baltic Trading (as an employee or otherwise), and for two (2) years thereafter (the “Non-Competition Period”), you agree that you will not, directly or indirectly, have any interest in, manage, operate or be employed in any capacity by any person, firm, corporation, partnership or business (whether as an employee, director, officer, partner, investor, advisor, consultant or otherwise) that engages in the leasing, sale, or chartering of ocean going drybulk vessels.

(b)            During the Non Competition Period, you agree not to:

(i)            with respect to deals or transactions under consideration at the time you leave the employ or other service of Baltic Trading, solicit, induce or encourage any existing or potential client or counterparty of the Baltic Trading Group to forego the proposed deal or transaction or to consummate the deal or transaction instead with another firm, company, business, partnership or enterprise, whether you are employed by that entity or not;

(ii)            solicit, or induce or encourage any customer of the Baltic Trading Group which accounted for more than 5% of its revenues during the preceding fiscal year to cease doing business with the Baltic Trading Group or reduce the amount of business it does with the Baltic Trading Group;

(iii)            hire, solicit, recruit, induce, procure or attempt to hire, solicit, recruit, induce or procure, directly or indirectly, any person who is an employee of the Baltic Trading Group or who was such an employee at any time during the final year of your employment or other engagement;

(iv)            assist in hiring any such person by any other individual, sole proprietorship, firm, company, business, partnership, or other enterprise; or

(v)            encourage any such person to terminate his or her employment, without the express written consent of Baltic Trading.

(c)            You acknowledge that the foregoing limitations are reasonable under the circumstances and you represent that your fulfillment of the obligations set forth in this Section shall not cause you any substantial economic hardship or render you unemployable within the applicable industry.  Notwithstanding anything to the contrary in this Agreement, it is agreed that the provisions of Section 14(a) shall not be effective in the event of (i) a Change in Control or (ii) a termination of your employment by the Company without Cause or by you for Good Reason.

(d)            Notwithstanding anything in this Agreement to the contrary, nothing in this Section 14 shall limit or restrict you from being employed by or performing services for or on behalf of any Genco Entity.

(e)            The provisions of this Section 14 shall survive the termination of this Agreement.

15.                You acknowledge that the Company would sustain irreparable injury in the event of a violation by you of any of the provisions of Sections 13 or 14 hereof, and by reason thereof you consent and agree that if you violate any of the provisions of said Sections 13 or 14, in addition to any other remedies available, the Company shall be entitled to a decree specifically enforcing such provisions, and shall be entitled to a temporary and permanent injunction restraining you from committing or continuing any such violation, from any arbitrator duly appointed in accordance with the terms of this Agreement or any court of competent jurisdiction, without the necessity of proving actual damages, posting any bond, or seeking arbitration in any forum.

16.                You agree that, during the Term, the Baltic Trading Group will have the right to obtain and maintain life insurance on your life, at its expense, and for its benefit, subject to such aggregate coverage limitation as you and the Company shall agree, your consent not to be unreasonably withheld.  You agree to cooperate fully with the Baltic Trading Group in obtaining such life insurance, to sign any necessary consents, applications and other related forms or documents and to take any required medical examinations.

17.                (a)            The Company agrees that if you are made a party to, are threatened to be made a party to, receive any legal process in, or receive any discovery request or request for information in connection with, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that you are or were a director, officer, employee, consultant or agent of the Company or are or were serving at the request of, or on behalf of, the Company or any member of the Baltic Trading Group as a director, officer, member, employee, consultant or agent of another corporation, limited liability corporation, partnership, joint venture, trust or other entity, including service with respect to employee benefit plans and service with respect to any member of the Baltic Trading Group, whether or not the basis of such Proceeding is your alleged action in an official capacity while serving as a director, officer, member, employee, consultant or agent of the Company, any other member of the Baltic Trading Group, or other entity, you shall be indemnified and held harmless by the Company and any other member of the Baltic Trading Group to the fullest extent permitted by such entities’ corporate documents, including but not limited to, the Company’s articles of incorporation or by-laws in effect as of the Effective Date (provided that you shall have the benefit of any amendments to such documents after the Effective Date that are favorable to you) and applicable law, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys’ fees reasonably incurred, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and any reasonable costs and fees incurred in enforcing your rights to indemnification or contribution) incurred or suffered by you in connection therewith, and such indemnification shall continue as to you even though you have ceased to be a director, officer, member, employee, consultant or agent of the Company, any other member of the Baltic Trading Group or other entity and shall inure to the benefit of your heirs, executors and administrators.  The Company shall advance to you all costs and expenses (including, without limitation, attorneys’ fees) reasonably incurred by you in connection with any Proceeding within 20 business days after receipt by the Company of a written request for such reimbursement and appropriate documentation associated with these expenses.  Such request shall include an undertaking by you to repay the amount of such advance to the extent required by law.

(b)            Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any Proceeding concerning payment of amounts claimed by you under Section 17(a) above that indemnification of you is proper because you have met the applicable standard of conduct, nor a determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that you have not met such applicable standard of conduct, shall create a presumption or inference that you have not met the applicable standard of conduct.

(c)            The Company agrees to continue and maintain a directors’ and officers’ liability insurance policy covering you at a level, and on terms and conditions, no less favorable to you than the coverage the Company provides other similarly-situated executives so long as such coverage is available from the carrier and does not increase the cost of such policy by more than 10% per annum until the fifth anniversary of the Termination Date.

(d)            Nothing in this Section 17 shall be construed as reducing or waiving any right to indemnification, or advancement of expenses, you would otherwise have under the corporate documents of the Company or any affiliate, including, but not limited to, the Company’s articles of incorporation or by-laws, or under applicable law.

18.                 Subject to your other personal and business commitments and to the extent not inconsistent with your legal position, you agree that both during and after your employment you shall, at the request of the Company, render all reasonable and lawful assistance and perform all reasonable and lawful acts that the Company considers necessary or advisable in connection with any litigation, investigation, proceeding, claim or dispute involving the Company or any director, officer, employee, shareholder, agent, representative, consultant, client or vendor of the Company (“Claims”) to the extent such Claim arose during your employment and relates to the Company.  The Company agrees to reimburse you for your reasonable out-of-pocket expenses (including reasonable travel expenses and attorneys’ fees if you reasonably determine that the matter is of a nature which indicates that you should have separate representation).

19.                This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.  If any dispute should arise concerning this Agreement, the interpretation of the terms of the Agreement or otherwise relating in any way to the terms and conditions of your employment or its termination, including any claim of statutory discrimination, the parties agree to submit the dispute to arbitration before a panel of three (3) neutral arbitrators at the American Arbitration Association (the “AAA”) in New York, New York pursuant to the AAA Commercial Arbitration Rules and Procedures, except that in the event of any controversy relating to any violation or alleged violation of any provision of Section 13 or 14 hereof, the Company in its sole discretion shall be entitled to seek injunctive relief from a court of competent jurisdiction in accordance with Section 15 hereof without any requirement to seek arbitration for such injunction.  For injunctive relief, it is agreed that any court of competent jurisdiction also may entertain an application by either party.  The parties further agree that no demand for punitive damages shall be made in any such arbitration proceeding and that the arbitrators shall not have the power to award punitive damages in any such proceeding.  Any award of the arbitrators shall be final and binding, subject only to such right of review as may be provided under applicable law.  The parties hereto agree that any arbitral award may be enforced against the parties to an arbitration proceeding or their assets wherever they may be found.  The Company consents to the personal jurisdiction of the Courts of the State of New York (including the United States District Court of New York) for purpose of enforcing any arbitral award and the Company further agrees not to interpose any objection for improper venue in any such proceeding.  In the event that you prevail in any claim or proceeding between you and the Company or any affiliate in relation to this Agreement, the Company shall reimburse you for your reasonable costs and expenses (including reasonable attorneys’ fees) incurred by you in pursuing such claim or proceeding.

20.                No failure by either party at any time to give notice of any breach by the other party, or to require compliance with any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar provision or condition at the time or at any prior or subsequent time.  Any waiver to be effective must be in writing and be signed by the party against whom it is being enforced.

21.            Upon the expiration of the Term, the respective rights and obligations of the parties shall survive such expiration pursuant to the express terms of this Agreement and to the extent necessary to carry out the intentions of the parties as embodied in such rights and obligations.  This Agreement shall continue in effect until there are no further rights or obligations of the parties outstanding hereunder or until terminated by the consent of both parties.

22.                Each of the covenants and agreements set forth in this Agreement are separate and independent covenants, each of which has been separately bargained for and the parties hereto intend that the provisions of each such covenant shall be enforced to the fullest extent permissible.  Should the whole or any part or provision of any such separate covenant be held or declared invalid by a court of competent jurisdiction, such invalidity shall not in any way affect the validity of any other such covenant or of any part or provision of the same covenant not also held or declared invalid.  If any covenant shall be found to be invalid by a court of competent jurisdiction but would be valid if some part thereof were deleted or the period or area of application reduced, then such covenant shall apply with such minimum modification as may be necessary to make it valid and effective.

23.               You agree to keep this Agreement confidential and not to disclose its terms to any third parties unless required to do so by law or regulation, without the prior written consent of Baltic Trading.  You may, however, disclose the details of your employment and compensation arrangements to your immediate family and to your tax, accounting and legal advisors, provided that you receive their assurance in advance that they will not disclose those matters to any third party.  Nothing in this Agreement, however, shall preclude you from disclosing to potential subsequent employers the existence of this Agreement and the restrictions set forth in Sections 13 and 14.

24.                This Agreement and all rights and obligations hereunder shall be binding upon and shall inure to the benefit of your heirs, executors, representatives and administrators and any successors in interest which may acquire or succeed to all or substantially all of the business and assets of Baltic Trading by any means or its assigns.  In that regard, you understand that this Agreement may subsequently be assigned by Baltic Trading.  Because of the personal nature of the services to be rendered by you, you may not assign, transfer, pledge, or hypothecate your rights or obligations under this Agreement without the prior written consent of Baltic Trading, except that your rights to compensation and benefits may be transferred by will, operation of law, in accordance with applicable law or any applicable plan, policy, program or agreement of the Company or any other member of the Baltic Trading Group or in accordance with this Section 24.  In the event of your death or a judicial determination of your incompetence, the compensation, entitlements and benefits due you under this Agreement or otherwise shall be paid to your estate or legal representative or your designated beneficiary or beneficiaries.

25.                In the event of a conflict between the terms of this Agreement and the terms of any other surviving written agreement described herein, including without limitation the Plan and the Existing Awards, this Agreement shall prevail.

26.            This Agreement contains the entire understanding between the parties on the subjects covered herein and supersedes all prior agreements, arrangements and understandings, whether written or oral.  You represent that you have not relied on any statements, oral or written, not contained in this Agreement.  This Agreement may not be amended or otherwise changed orally, but only in a writing signed by both parties.

27.            This Agreement may be signed in separate counterparts, both of which together shall constitute an original instrument.  The parties agree to accept a signed facsimile counterpart of this Agreement as a fully binding original.

28.            You understand that the terms and conditions of your employment by Baltic Trading are governed by standard Baltic Trading policies.

Please indicate your acceptance of this Agreement by signing and returning a copy of this letter to the undersigned.

Very truly yours,
BALTIC TRADING LIMITED

	By:	/s/ John C. Wobensmith
	Its:	President and Chief Financial Officer

ACCEPTED AND AGREED TO:

/s/ John C. Wobensmith
John C. Wobensmith
December 19, 2013
Date

Exhibit A
Execution Date Grant Agreement

Baltic Trading Limited
Executive Officer Restricted Stock Grant Agreement
(At Execution Date of Employment Agreement)

THIS AGREEMENT, made as of December 19, 2013, between BALTIC TRADING LIMITED (the “Company”) and John C. Wobensmith (the “Participant”).

WHEREAS, the Company has adopted and maintains the Baltic Trading Limited 2010 Equity Incentive Plan (the “Plan”) to provide certain key persons, on whose initiative and efforts the successful conduct of the business of the Company depends, with incentives to: (a) enter into and remain in the service of the Company, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company;

WHEREAS, the Plan provides that the Board of Directors of the Company (the “Board of Directors”) shall administer the Plan and determine the key persons to whom awards shall be granted and the amount and type of such awards; and

WHEREAS, the Board of Directors has determined that the purposes of the Plan would be furthered by granting the Participant an award under the Plan as set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.                  Grant of Restricted Stock.  Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Board of Directors hereby grants to the Participant one hundred thousand (100,000) restricted shares (the “Restricted Stock”) of common stock of the Company, par value $0.01 per share (“Common Stock”).

2.                  Grant Date.  The Grant Date of the Restricted Stock is December 19, 2013.

3.                   Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Board of Directors, shall govern.  Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

4.                   Vesting.

(a)            Subject to Section 4(b) hereof and the further provisions of this Agreement, a number of whole shares of Restricted Stock as close as possible to 25% of the total number of shares granted hereunder shall vest on each of the first four anniversaries of November 15, 2013 (each such date, a “Vesting Date”).

(b)                 In the event of the occurrence of a Change in Control, as defined in Section 3.8(a) of the Plan, as in effect on the date of such occurrence, before all the shares of Restricted Stock are vested, the Restricted Stock shall become vested in full on the date of such Change in Control.  However, Participant agrees that such vesting shall be waived in the event that (x) such Change in Control is also a Change of Control of Genco Shipping & Trading Limited (“Genco”) pursuant to the Participant’s Employment Agreement with Genco dated as of September 21, 2007 (the “Genco Employment Agreement”) and (y) such Change in Control is not a Change in Control as described in clause (i)(B) or (ii)(B) of the definition provided in Section 3.8(a) of the Plan; provided that in the event that the Participant’s employment with Genco does not terminate within three months of such Change in Control other than as a result of the Participant’s death or disability, such vesting shall occur exactly three months after the Change in Control notwithstanding such waiver.  For the avoidance of doubt, in the event of the occurrence of a Change in Control and of the circumstances in clauses (x) and (y) above, if the Participant’s employment with Genco does not terminate within three months of such Change in Control, the Restricted Stock shall become vested in full exactly three months after the Change in Control, and if the Participant’s employment with Genco terminates within three months of such Change in Control as a result of death or disability, then the Restricted Stock shall become vested in full in connection with such termination of employment with Genco.

(c)                 In the event the Participant is providing Service to the Company pursuant to the Participant's Employment Agreement with the Company dated as of December 19, 2013 (the “Employment Agreement”) or is obligated to do so, and the Participant’s Service (as defined below) to the Company is terminated before all the shares of Restricted Stock are vested by the Company without cause (as defined in the Plan) or by the Participant for Good Reason (as defined in the Employment Agreement), then the Restricted Stock shall become vested in full on the date of such termination.

(d)                In the event the Participant is not providing Service to the Company pursuant to the Employment Agreement and is not obligated to do so pursuant to the Employment Agreement, and the Participant’s Service with the Company and Genco is terminated before all the shares of Restricted Stock are vested by the Company without cause (as defined in the Plan) or by the Participant for Good Reason (as defined in the Employment Agreement), the Restricted Stock shall become vested in full on the date of such termination.

5.                  Restrictions on Transferability.  Until a share of Restricted Stock vests, the Participant shall not transfer the Participant’s rights to such share of Restricted Stock or to any rights related thereto.  Any attempt to transfer unvested shares of Restricted Stock or any rights related thereto, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, shall not vest the transferee with any interest or right in or with respect to such shares of Restricted Stock or such related rights.

6.                   Termination of Service.

(a)                 In the event that the Participant’s Service with the Company and Genco terminates before all the shares of Restricted Stock are vested for any reason other than a termination by the Company without cause (as defined in the Plan), by the Participant for Good reason, or due to the Participant’s death or disability (as defined in the Plan), all unvested shares
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of Restricted Stock, together with any property received in respect of such shares, subject to and as set forth in Section 9 hereof, shall be forfeited as of the date such Service terminates, and the Participant promptly shall return to the Company any certificates evidencing such shares, together with any cash dividends or other property received in respect of such shares.  For purposes hereof, “Service” means a continuous time period during which the Participant is at least one of the following:  an employee or a director of, or a consultant to, the Company or Genco.

(b)                In the event that the Participant’s Service with the Company and Genco is terminated for reason of the Participant’s death or disability (as defined in the Plan), a portion of the shares of Restricted Stock shall become vested immediately prior to the date such Service terminates, and all other shares of Restricted Stock which are not and have not become vested, together with any property received in respect of such shares, as set forth in Section 9 hereof, shall be forfeited as of the date such Service terminates, and the Participant promptly shall return to the Company any certificates evidencing such shares, together with any cash dividends or other property received in respect of such shares.  The number of shares to become vested immediately prior to the date such Service terminates shall be as follows:

(i)             If the termination occurs prior to November 15, 2014, 25% of the number of shares set forth in Section 1 hereof multiplied by a fraction, the denominator of which is 11 and the numerator of which is the number of completed months between the date hereof and the date such Service terminates.  For the purposes of this paragraph, a month shall be deemed completed on the 15th of such month.

(ii)            If the termination occurs on or after November 15, 2014, 25% of the number of shares set forth in Section 1 hereof multiplied by a fraction, the denominator of which is 12 and the numerator of which is the number of completed months between the immediately preceding November 15 and the date such Service terminates.  For the purposes of this paragraph, a month shall be deemed completed on the 15th of such month.
7.                    Issuance of Shares.

(a)                Reasonably promptly after the Grant Date, the Company shall issue and deliver to the Participant stock certificates, registered in the name of the Participant, evidencing the shares of Restricted Stock or shall instruct its transfer agent to issue shares of Restricted Stock which shall be maintained in book entry form on the books of the transfer agent.  The Restricted Stock, if certificated, shall bear the following legend:

“THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION ENCUMBRANCE OR OTHER DISPOSAL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE BALTIC TRADING LIMITED 2010 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK GRANT AGREEMENT BETWEEN BALTIC TRADING LIMITED AND THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.  NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE
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IN CONTRAVENTION OF SUCH PLAN AND RESTRICTED STOCK GRANT AGREEMENT SHALL BE VALID OR EFFECTIVE.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF BALTIC TRADING LIMITED.”

If the Restricted Stock is in book entry form, it shall be subject to electronic coding or stop order indicating that such shares of Restricted Stock are restricted by the terms of this Agreement and the Plan.  Such legend, electronic coding or stop order shall not be removed until such shares of Restricted Stock vest.

(b)                Reasonably promptly after any such shares of Restricted Stock vest pursuant to Section 4 hereof, (i) in the case of certificated shares, in exchange for the surrender to the Company of the certificates evidencing the Restricted Stock, delivered to the Participant under Section 7(a) hereof, and the certificates evidencing any other securities received in respect of such shares, if any, the Company shall issue and deliver to the Participant (or the Participant’s legal representative, beneficiary or heir) certificates evidencing such shares of Restricted Stock and such other securities, free of the legend provided in Section 7(a) hereof and (ii) in the case of book entry shares, the Company shall cause to be lifted and removed any electronic coding or stop order established pursuant to Section 7(a) hereof.

(c)                The Company may require as a condition of the delivery of stock certificates or the removal of any electronic coding or stop order, pursuant to Section 7(b) hereof, that the Participant remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to the vesting of the applicable shares.  The Board of Directors, in its sole discretion, may permit the Participant to satisfy such obligation by delivering shares of Common Stock or by directing the Company to withhold from delivery shares of Common Stock, in either case valued at their Fair Market Value on the Vesting Date with fractional shares being settled in cash.

(d)                The Participant shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of Restricted Stock, except to the extent a stock certificate is issued therefor or an appropriate book entry is made on the books of the transfer agent reflecting the issuance thereof pursuant to Section 7(a) hereof, and then only from the date such certificate is issued or such book entry is made.  Upon the issuance of a stock certificate or the making of an appropriate book entry on the books of the transfer agent, the Participant shall have the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares, subject to the restrictions on transferability and the forfeiture provisions, as set forth in this Agreement.

8.                   Securities Matters.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the “1933 Act”) of any interests in the Plan or any shares of Common Stock to be issued thereunder or to effect similar compliance under any state laws.  The Company shall not be obligated to cause to be issued any shares, whether by means of stock certificates or appropriate book entries, unless and until the Company is advised by its counsel that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities
4

exchange on which shares of Common Stock are traded.  The Board of Directors may require, as a condition of the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any certificates bear such legends and any book entries be subject to such electronic coding, as the Board of Directors, in its sole discretion, deems necessary or desirable.  The Participant specifically understands and agrees that the shares of Common Stock, if and when issued, may be “restricted securities,” as that term is defined in Rule 144 under the 1933 Act and, accordingly, the Participant may be required to hold the shares indefinitely unless they are registered under such Act or an exemption from such registration is available.

9.                   Dividends, etc.  Any cash dividends or other property (but not including securities) received by a Participant with respect to a share of Restricted Stock shall be returned to the Company in the event such share of Restricted Stock is forfeited, subject to Section 2.7(e) of the Plan.  Any securities received by a Participant with respect to a share of Restricted Stock as a result of any dividend, recapitalization, merger, consolidation, combination, exchange of shares or otherwise will not vest until such share of Restricted Stock vests and shall be forfeited if such share of Restricted Stock is forfeited, subject to Section 2.7(e) of the Plan.  Unless the Board of Directors otherwise determines, such securities shall bear the legend or be subject to the electronic coding or stop order set forth in Section 7(a) hereof.

10.                Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

11.                Right of Discharge Preserved.  Nothing in this Agreement shall confer upon the Participant the right to continue in the employ or other service of the Company, or affect any right which the Company may have to terminate such employment or service.

12.                 Integration.  This Agreement contains the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

13.               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
5

14.                Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.

15.                Obligation to Notify.  If the Participant makes the election permitted under Section 83(b) of the Internal Revenue Code of 1986, as amended (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), the Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and shall within the same 10-day period remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to such inclusion in Participant’s income. The Participant should consult with his or her tax advisor to determine the tax consequences of acquiring the Restricted Stock and the advantages and disadvantages of filing the Section 83(b) election.  The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Section 83(b), even if the Participant requests the Company or its representatives to make this filing on his or her behalf.

16.                Reimbursement for Excise Tax.  In the event that the Participant incurs any Excise Tax (as defined in the Employment Agreement) on any payments or benefits under this Agreement, the Company shall gross-up the Participant the amount of such Excise Tax incurred in accordance with the provisions of Section 7(b) of the Employment Agreement (such provisions to apply irrespective of whether the Employment Agreement or its Term continues in effect at the time of such Excise Tax) and such Section 7(b) of the Employment Agreement relating to the Gross-Up Payment (as defined in the Employment Agreement) shall be incorporated with full effect into this Agreement, provided that any reference to "you" and to "this Agreement" in such Section 7(b) shall be deemed to refer to the "Participant" and this Restricted Stock Grant Agreement, respectively.

17.                 Participant Acknowledgment.  The Participant hereby acknowledges receipt of a copy of the Plan.  The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors in respect of the Plan, this Agreement and the Restricted Stock shall be final and conclusive.

[Signature page follows.]

6

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

BALTIC TRADING LIMITED

By:
Name:	John C. Wobensmith
Title:	President, Chief Financial Officer, Secretary and Treasurer

JOHN C. WOBENSMITH

Exhibit B

Effective Date Grant Agreement

Baltic Trading Limited
Executive Officer Restricted Stock Grant Agreement
(At Effective Date of Employment Agreement)

THIS AGREEMENT, made as of _____________, 20___, between BALTIC TRADING LIMITED (the “Company”) and John C. Wobensmith (the “Participant”).

WHEREAS, the Company has adopted and maintains the Baltic Trading Limited ______ Equity Incentive Plan [insert reference to then-current equity incentive plan] (the “Plan”) to provide certain key persons, on whose initiative and efforts the successful conduct of the business of the Company depends, with incentives to: (a) enter into and remain in the service of the Company, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company;

WHEREAS, the Plan provides that the Board of Directors of the Company (the “Board of Directors”) shall administer the Plan and determine the key persons to whom awards shall be granted and the amount and type of such awards; and

WHEREAS, the Board of Directors has determined that the purposes of the Plan would be furthered by granting the Participant an award under the Plan as set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.
Grant of Restricted Stock.  Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Board of Directors hereby grants to the Participant [insert number of shares equal to the lesser of (i) 100,000 or (ii) the number of shares having a fair market value equal to $500,000 as of the Effective Date] restricted shares (the “Restricted Stock”) of common stock of the Company, par value $0.01 per share (“Common Stock”).

2.                  Grant Date.  The Grant Date of the Restricted Stock is ____________, 20__ [insert Effective Date].

3.                   Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Board of Directors, shall govern.  Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

4.                   Vesting.

(a)                 Subject to Section 4(b) hereof and the further provisions of this Agreement, a number of whole shares of Restricted Stock as close as possible to 25% of the total number of shares granted hereunder shall vest on each of the first four anniversaries of

November 15, 20__ [insert year in which Effective Date occurs] (each such date, a “Vesting Date”).

(b)                In the event of the occurrence of a Change in Control, as defined in Section 3.8(a) of the Plan, as in effect on the date of such occurrence, before all the shares of Restricted Stock are vested, the Restricted Stock shall become vested in full on the date of such Change in Control.  However, Participant agrees that such vesting shall be waived in the event that (x) such Change in Control is also a Change of Control of Genco Shipping & Trading Limited (“Genco”) pursuant to the Participant’s Employment Agreement with Genco dated as of September 21, 2007 (the “Genco Employment Agreement”) and (y) such Change in Control is not a Change in Control as described in clause (i)(B) or (ii)(B) of the definition provided in Section 3.8(a) of the Plan; provided that in the event that the Participant’s employment with Genco does not terminate within three months of such Change in Control other than as a result of the Participant’s death or disability, such vesting shall occur exactly three months after the Change in Control notwithstanding such waiver.  For the avoidance of doubt, in the event of the occurrence of a Change in Control and of the circumstances in clauses (x) and (y) above, if the Participant’s employment with Genco does not terminate within three months of such Change in Control, the Restricted Stock shall become vested in full exactly three months after the Change in Control, and if the Participant’s employment with Genco terminates within three months of such Change in Control as a result of death or disability, then the Restricted Stock shall become vested in full in connection with such termination of employment with Genco.

(c)                 In the event the Participant is providing Service to the Company pursuant to the Participant's Employment Agreement with the Company dated as of December 19, 2013 (the “Employment Agreement”) or is obligated to do so, and the Participant’s Service (as defined below) to the Company is terminated before all the shares of Restricted Stock are vested by the Company without cause (as defined in the Plan) or by the Participant for Good Reason (as defined in the Employment Agreement), then the Restricted Stock shall become vested in full on the date of such termination.

(d)                In the event the Participant is not providing Service to the Company pursuant to the Employment Agreement and is not obligated to do so pursuant to the Employment Agreement, and the Participant’s Service with the Company and Genco is terminated before all the shares of Restricted Stock are vested by the Company without cause (as defined in the Plan) or by the Participant for Good Reason (as defined in the Employment Agreement), the Restricted Stock shall become vested in full on the date of such termination.

5.                   Restrictions on Transferability.  Until a share of Restricted Stock vests, the Participant shall not transfer the Participant’s rights to such share of Restricted Stock or to any rights related thereto.  Any attempt to transfer unvested shares of Restricted Stock or any rights related thereto, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, shall not vest the transferee with any interest or right in or with respect to such shares of Restricted Stock or such related rights.
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6.                   Termination of Service.

(a)                 In the event that the Participant’s Service with the Company and Genco terminates before all the shares of Restricted Stock are vested for any reason other than a termination by the Company without cause (as defined in the Plan), by the Participant for Good reason, or due to the Participant’s death or disability (as defined in the Plan), all unvested shares of Restricted Stock, together with any property received in respect of such shares, subject to and as set forth in Section 9 hereof, shall be forfeited as of the date such Service terminates, and the Participant promptly shall return to the Company any certificates evidencing such shares, together with any cash dividends or other property received in respect of such shares.  For purposes hereof, “Service” means a continuous time period during which the Participant is at least one of the following:  an employee or a director of, or a consultant to, the Company or Genco.

(b)                In the event that the Participant’s Service with the Company and Genco is terminated for reason of the Participant’s death or disability (as defined in the Plan), a portion of the shares of Restricted Stock shall become vested immediately prior to the date such Service terminates, and all other shares of Restricted Stock which are not and have not become vested, together with any property received in respect of such shares, as set forth in Section 9 hereof, shall be forfeited as of the date such Service terminates, and the Participant promptly shall return to the Company any certificates evidencing such shares, together with any cash dividends or other property received in respect of such shares.  The number of shares to become vested immediately prior to the date such Service terminates shall be as follows:

(i)             If the termination occurs prior to November 15, 20__, [insert year after the year in which Effective Date occurs] 25% of the number of shares set forth in Section 1 hereof multiplied by a fraction, the denominator of which is 11 and the numerator of which is the number of completed months between the date hereof and the date such Service terminates.  For the purposes of this paragraph, a month shall be deemed completed on the 15th of such month.

(ii)            If the termination occurs on or after November 15, 20__, [insert year after the year in which Effective Date occurs] 25% of the number of shares set forth in Section 1 hereof multiplied by a fraction, the denominator of which is 12 and the numerator of which is the number of completed months between the immediately preceding November 15 and the date such Service terminates.  For the purposes of this paragraph, a month shall be deemed completed on the 15th of such month.
7.                   Issuance of Shares.

(a)                 Reasonably promptly after the Grant Date, the Company shall issue and deliver to the Participant stock certificates, registered in the name of the Participant, evidencing the shares of Restricted Stock or shall instruct its transfer agent to issue shares of Restricted Stock which shall be maintained in book entry form on the books of the transfer agent.  The Restricted Stock, if certificated, shall bear the following legend:
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“THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION ENCUMBRANCE OR OTHER DISPOSAL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE BALTIC TRADING LIMITED 2010 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK GRANT AGREEMENT BETWEEN BALTIC TRADING LIMITED AND THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.  NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH PLAN AND RESTRICTED STOCK GRANT AGREEMENT SHALL BE VALID OR EFFECTIVE.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF BALTIC TRADING LIMITED.”

If the Restricted Stock is in book entry form, it shall be subject to electronic coding or stop order indicating that such shares of Restricted Stock are restricted by the terms of this Agreement and the Plan.  Such legend, electronic coding or stop order shall not be removed until such shares of Restricted Stock vest.

(b)                Reasonably promptly after any such shares of Restricted Stock vest pursuant to Section 4 hereof, (i) in the case of certificated shares, in exchange for the surrender to the Company of the certificates evidencing the Restricted Stock, delivered to the Participant under Section 7(a) hereof, and the certificates evidencing any other securities received in respect of such shares, if any, the Company shall issue and deliver to the Participant (or the Participant’s legal representative, beneficiary or heir) certificates evidencing such shares of Restricted Stock and such other securities, free of the legend provided in Section 7(a) hereof and (ii) in the case of book entry shares, the Company shall cause to be lifted and removed any electronic coding or stop order established pursuant to Section 7(a) hereof.

(c)                The Company may require as a condition of the delivery of stock certificates or the removal of any electronic coding or stop order, pursuant to Section 7(b) hereof, that the Participant remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to the vesting of the applicable shares.  The Board of Directors, in its sole discretion, may permit the Participant to satisfy such obligation by delivering shares of Common Stock or by directing the Company to withhold from delivery shares of Common Stock, in either case valued at their Fair Market Value on the Vesting Date with fractional shares being settled in cash.

(d)               The Participant shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of Restricted Stock, except to the extent a stock certificate is issued therefor or an appropriate book entry is made on the books of the transfer agent reflecting the issuance thereof pursuant to Section 7(a) hereof, and then only from the date such certificate is issued or such book entry is made.  Upon the issuance of a stock certificate or the making of an appropriate book entry on the books of the transfer agent, the Participant shall have the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares, subject to the restrictions on transferability and the forfeiture provisions, as set forth in this Agreement.
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KL2 2825135.4

8.                   Securities Matters.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the “1933 Act”) of any interests in the Plan or any shares of Common Stock to be issued thereunder or to effect similar compliance under any state laws.  The Company shall not be obligated to cause to be issued any shares, whether by means of stock certificates or appropriate book entries, unless and until the Company is advised by its counsel that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Board of Directors may require, as a condition of the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any certificates bear such legends and any book entries be subject to such electronic coding, as the Board of Directors, in its sole discretion, deems necessary or desirable.  The Participant specifically understands and agrees that the shares of Common Stock, if and when issued, may be “restricted securities,” as that term is defined in Rule 144 under the 1933 Act and, accordingly, the Participant may be required to hold the shares indefinitely unless they are registered under such Act or an exemption from such registration is available.

9.                  Dividends, etc.  Any cash dividends or other property (but not including securities) received by a Participant with respect to a share of Restricted Stock shall be returned to the Company in the event such share of Restricted Stock is forfeited, subject to Section 2.7(e) of the Plan.  Any securities received by a Participant with respect to a share of Restricted Stock as a result of any dividend, recapitalization, merger, consolidation, combination, exchange of shares or otherwise will not vest until such share of Restricted Stock vests and shall be forfeited if such share of Restricted Stock is forfeited, subject to Section 2.7(e) of the Plan.  Unless the Board of Directors otherwise determines, such securities shall bear the legend or be subject to the electronic coding or stop order set forth in Section 7(a) hereof.

10.               Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

11.                Right of Discharge Preserved.  Nothing in this Agreement shall confer upon the Participant the right to continue in the employ or other service of the Company, or affect any right which the Company may have to terminate such employment or service.

12.                 Integration.  This Agreement contains the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  This Agreement, including, without limitation, the
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Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

13.                Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14.                Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.

15.                Obligation to Notify.  If the Participant makes the election permitted under Section 83(b) of the Internal Revenue Code of 1986, as amended (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), the Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and shall within the same 10-day period remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to such inclusion in Participant’s income. The Participant should consult with his or her tax advisor to determine the tax consequences of acquiring the Restricted Stock and the advantages and disadvantages of filing the Section 83(b) election.  The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Section 83(b), even if the Participant requests the Company or its representatives to make this filing on his or her behalf.

16.                Reimbursement for Excise Tax.  In the event that the Participant incurs any Excise Tax (as defined in the Employment Agreement) on any payments or benefits under this Agreement, the Company shall gross-up the Participant the amount of such Excise Tax incurred in accordance with the provisions of Section 7(b) of the Employment Agreement (such provisions to apply irrespective of whether the Employment Agreement or its Term continues in effect at the time of such Excise Tax) and such Section 7(b) of the Employment Agreement relating to the Gross-Up Payment (as defined in the Employment Agreement) shall be incorporated with full effect into this Agreement, provided that any reference to "you" and to "this Agreement" in such Section 7(b) shall be deemed to refer to the "Participant" and this Restricted Stock Grant Agreement, respectively.

17.                Participant Acknowledgment.  The Participant hereby acknowledges receipt of a copy of the Plan.  The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors in respect of the Plan, this Agreement and the Restricted Stock shall be final and conclusive.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

BALTIC TRADING LIMITED

By:
Name:	John C. Wobensmith
Title:	President, Chief Financial Officer, Secretary and Treasurer

JOHN C. WOBENSMITH

Exhibit C

Amendment Agreement

Baltic Trading Limited
Amendment Agreement

THIS AMENDMENT AGREEMENT (this “Agreement”) is made as of December 19, 2013, between BALTIC TRADING LIMITED (the “Company”) and John C. Wobensmith (the “Participant”).

WHEREAS, the Company and the Participant have entered into restricted stock grant agreements dated as of March 15, 2010, December 24, 2010, December 21, 2011, December 13, 2012, respectively, pursuant to which the Participant received grants of restricted shares of common stock of the Company, par value $0.01 per share under the Baltic Trading Limited 2010 Equity Incentive Plan (the “Prior Grant Agreements”); and

WHEREAS, pursuant to an Employment Agreement between the Company and the Participant dated the date hereof, the vesting terms of the grants under the Prior Grant Agreements are to be amended;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.                   Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to such terms in the Prior Grant Agreements.

2.                   Section 4(b) of each Prior Grant Agreement is hereby deleted and replaced in its entirety with the following:

(b)            In the event of the occurrence of a Change in Control, as defined in Section 3.8(a) of the Plan, as in effect on the date of such occurrence, before all the shares of Restricted Stock are vested, the Restricted Stock shall become vested in full on the date of such Change in Control.  However, Participant agrees that such vesting shall be waived in the event that (x) such Change in Control is also a Change of Control of Genco Shipping & Trading Limited (“Genco”) pursuant to the Participant’s Employment Agreement with Genco dated as of September 21, 2007 (the “Genco Employment Agreement”) and (y) such Change in Control is not a Change in Control as described in clause (i)(B) or (ii)(B) of the definition provided in Section 3.8(a) of the Plan; provided that in the event that the Participant’s employment with Genco does not terminate within three months of such Change in Control other than as a result of the Participant’s death or disability, such vesting shall occur exactly three months after the Change in Control notwithstanding such waiver.  For the avoidance of doubt, in the event of the occurrence of a Change in Control and of the circumstances in clauses (x) and (y) above, if the Participant’s employment with Genco does not terminate within three months of such Change in Control, the Restricted Stock shall become vested in full exactly three months after the Change in Control, and if the Participant’s employment with Genco terminates within three months of such Change in Control as a result of death or disability, then the Restricted Stock shall become vested in full in connection with such termination of employment with Genco.

3.                   Sections 4(c) and 4(d) are hereby added to each Prior Grant Agreement as follows:

 (c)            In the event the Participant is providing Service to the Company pursuant to the Participant's Employment Agreement with the Company dated as of December 19, 2013 (the “Employment Agreement”) or is obligated to do so, and the Participant’s Service (as defined below) to the Company is terminated before all the shares of Restricted Stock are vested by the Company without cause (as defined in the Plan) or by the Participant for Good Reason (as defined in the Employment Agreement), then the Restricted Stock shall become vested in full on the date of such termination.

(d)            In the event the Participant is not providing Service to the Company pursuant to the Employment Agreement and is not obligated to do so pursuant to the Employment Agreement, and the Participant’s Service with the Company and Genco is terminated before all the shares of Restricted Stock are vested by the Company without cause (as defined in the Plan) or by the Participant for Good Reason (as defined in the Employment Agreement), the Restricted Stock shall become vested in full on the date of such termination.

4.                   Integration.  This Agreement contains the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.  Except as expressly amended hereby, the Prior Grant Agreements shall remain in full force and effect.

5.                   Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

6.                   Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.

 [Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

BALTIC TRADING LIMITED

By:
Name:	John C. Wobensmith
Title:	President, Chief Financial Officer, Secretary and Treasurer

JOHN C. WOBENSMITH